UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2003

JNI Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27755	33-0740004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10945 Vista Sorrento Parkway San Diego, California		92130
(Address of principal executive offices)		(Zip Code)

(858) 523-7000
(Registrant’s telephone number, including area code)

Item 5.          Other Events.

On August 28, 2003, JNI Corporation, a Delaware corporation (“JNI”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Applied Micro Circuits Corporation, a Delaware corporation (“AMCC”), and Azure Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of AMCC (“Merger Sub”), pursuant to which Merger Sub will merge with and into JNI, with JNI being the surviving corporation (the “Merger”).  The Merger is conditioned upon approval by holders of a majority of JNI common stock, as well as other customary closing conditions and regulatory approvals.  All of the directors and certain of the executive officers have signed agreements to vote their shares in favor of the transaction at a special stockholders meeting to vote on the transaction.  The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

JNI and AMCC issued a joint press release dated August 28, 2003, which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the execution of the Merger Agreement.

Item 7.          Financial Statements and Exhibits.

(c)                                  Exhibits

2.1	Agreement and Plan of Merger by and among Applied Micro Circuits Corporation, Azure Acquisition Corp. and JNI Corporation, dated as of August 28, 2003

99.1	Joint Press Release dated August 28, 2003

99.2	Form of Voting Agreement between Applied Micro Circuits Corporation and certain affiliates of JNI Corporation, dated as of August 28, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JNI Corporation

Date: August 29, 2003
	By:	/s/ Russell Stern
Russell Stern
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

2.1	Agreement and Plan of Merger by and among Applied Micro Circuits Corporation, Azure Acquisition Corp. and JNI Corporation, dated as of August 28, 2003

99.1	Joint Press Release dated August 28, 2003

99.2	Form of Voting Agreement between Applied Micro Circuits Corporation and certain affiliates of JNI Corporation, dated as of August 28, 2003